Press Release

MERGER TO CREATE A NEW GLOBAL LEADER AND CHALLENGER IN THE BEAUTY INDUSTRY

Coty Inc. to Merge P&G’s Fragrance, Color Cosmetics and Hair Color Business into the Company Through a Reverse Morris Trust Structure

Post-Integration, Will Create Strong Platform for Future Growth, Organically or Through Acquisitions

Meaningful EPS Accretion and Unlocking of Synergies

Increase in Annual Dividend to $0.50 per share Post-Closing

NEW YORK -- July 9, 2015 – Coty Inc. (NYSE: COTY) announced today the signing of a definitive agreement to merge The Procter & Gamble Company’s (NYSE: PG) fine fragrance, color cosmetics, and hair color businesses (“P&G Beauty Business”) into Coty through a tax-free Reverse Morris Trust transaction. The transaction is based on a proposal by Coty valuing the P&G Beauty Business at approximately $12.5 billion at the time the proposal was made. Following the transaction, P&G shareholders will own 52% of all outstanding shares on a fully diluted basis (inclusive of all outstanding equity grants), while Coty’s existing shareholders would own 48% percent of the combined company.

The transaction will instantly create one of the world’s largest beauty companies, with pro forma combined annual revenues of more than $10 billion based on fiscal year 2014 performance, strengthening its leadership position in the $300 billion global beauty industry. Together with P&G’s businesses, Coty is expected to become the global leader in fragrances and to significantly enhance its position in color cosmetics. P&G’s businesses include leading fragrance brands such as Hugo Boss, Dolce & Gabbana and Gucci and the color cosmetics brands COVERGIRL and Max Factor. The transaction also gives Coty an attractive new category in the beauty industry through the addition of P&G’s hair color business, led by Wella and Clairol. The transaction will significantly expand Coty’s geographical footprint, providing scale in large beauty markets like Brazil and Japan, while also increasing critical mass in important geographies in which Coty currently operates, such as in North America, Europe, the Middle East and Asia.

Bart Becht, Chairman and Interim CEO of Coty, commented: “With the Beauty talent from both sides and the fantastic portfolio of world-class brands, we have the opportunity to create a highly focused, pure-play leader and challenger in Beauty which can deliver exciting opportunities and benefits for employees, licensors, customers and suppliers. There is no question that with the broader offering of leading brands, strong brand support, the development of a better pipeline of innovative products and the much broader geographical reach and scale, Coty will strengthen its competitive position and ability to capitalize on revenue and profit growth opportunities over time. Additionally, our combined operational and financial platform will allow us to drive meaningful EPS accretion and generate substantial incremental free cash flow over the long term, giving us a strong balance sheet with a conservative leverage profile.  All of this has the potential to lead to accelerated value creation for Coty shareholders.”

| 1

Press Release

Impact of Transaction

Based on fiscal year 2014 results, Coty and the P&G Beauty Business would have more than $10 billion in combined pro forma revenues, doubling the size of Coty.  The P&G Beauty Business achieved revenues of $5.9 billion in the fiscal year ended June 2014, with a carve-out EBITDA of $1.2 billion, which excludes approximately $400 million of allocated overhead costs that will not be transferred with the business.

Coty expects to realize approximately $550 million in total cost savings on an annualized basis over the next three years, including the $400 million in non-transferred costs and an incremental $150 million in additional cost synergies, equating to 10% of the acquired revenues.  These savings, together with working capital improvement and growth prospects anticipated from the creation of a focused beauty player, is expected to drive material financial improvements.  Coty anticipates incurring one-time costs of approximately $500 million related to the transaction, plus an additional $400 million of capital expenditures, over the next three years. Excluding the impact of transaction amortization, the combined pro forma increase to Coty’s FY15 earnings per share base is approximately $0.33 to $0.39, including the assumed three year implementation of full run-rate synergies. At the close of the transaction, Coty expects to increase its annual dividend to $0.50 per share.

Management, Governance and Ownership

Bart Becht, Coty Chairman and Interim Chief Executive Officer, will oversee a management team, including Coty Chief Financial Officer Patrice de Talhouët, together with a broader leadership organization consisting of executives from both businesses. The Board of Directors will not change as a result of the transaction.

JAB Cosmetics B.V., the owner of all of the outstanding shares of Coty’s Class B common stock representing approximately 97% of Coty’s outstanding voting power, has granted the shareholder consent required in connection with the transaction. In order to facilitate the transaction, JAB has also agreed to convert all such shares into Class A common stock, subject to completion of the transaction. Following such conversion, Coty’s common stock will consist of a single class. JAB will remain the largest individual shareholder, owning approximately 33% of the fully diluted shares outstanding at the close of the transaction.

Transaction Details

The transaction will be effected through a Reverse Morris Trust structure, which involves the separation of the P&G Beauty Business from P&G, followed by a merger of the P&G Beauty Business with a subsidiary of Coty. While the transaction agreement permits P&G to select the form of the separation, and P&G has not yet made a determination as to whether the separation will be a “spin-off” or a “split-off,” assuming P&G’s current preference for effecting the separation through a “split-off” transaction, P&G shareholders can elect to participate in an exchange offer to exchange their P&G shares for shares of a newly formed company comprising of the P&G Beauty Business (“Newco”). Under the terms of the transaction agreement, immediately after the completion of this “split-off,” Newco will merge with a subsidiary of Coty and P&G shareholders will receive shares of Coty in exchange for their shares of Newco. This Reverse Morris Trust transaction has been approved by the boards of both companies.

Coty’s transaction proposal valued the P&G Beauty Business at $12.5 billion, based on the number of Coty basic shares outstanding (i.e. excluding the impact of Coty’s outstanding equity awards) and an average Coty trading price at the time of the proposal. The aggregate consideration in the transaction will consist of shares in the combined company issued to participating P&G shareholders, as well as the assumption of debt from the P&G Beauty

| 2

Press Release

Business.  The share issuance is structured to result in P&G shareholders receiving 52% of all outstanding shares in the combined company on a fully diluted basis. Coty’s proposal valued this component at approximately $9.6 billion at the time the proposal was submitted.  The remaining consideration of $2.9 billion in assumed debt from the P&G Beauty Business is subject to a $1 billion adjustment within a collar based on the trading price of Coty’s stock (range of $22.06 to $27.06 per share) prior to the close of the transaction as well as other contractual valuation adjustments.   The assumed debt is expected to be between approximately $1.9 billion and $3.9 billion. The actual transaction value will be known at closing based on Coty’s then current share price and fully diluted share count as well as the final level of assumed debt.

The transaction is structured to be tax-efficient to P&G and tax-free to Coty and the shareholders of both companies. It is expected to close in the second half of calendar year 2016, subject to regulatory clearances, works council consultations, and other customary conditions. Transfer of certain fragrance brand licenses from P&G to Coty are subject to licensor consent.

Financing

At the close of the transaction, Coty will assume $2.9 billion of debt of the P&G Beauty Business (subject to the above-described adjustment). Additionally, as part of the transaction, Coty will refinance its existing debt. On a combined basis, the business at close is expected to have moderate pro forma debt leverage of approximately 3.0x net debt / Adjusted EBITDA, providing ample cash flow for the enhanced dividend while preserving strategic flexibility.

Advisors

Morgan Stanley & Co. LLC is serving as lead financial advisor to Coty. Barclays, J.P. Morgan and BofA Merrill Lynch are also acting as financial advisors, with Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel, McDermott Will & Emery LLP serving as tax and U.S. antitrust counsel and Freshfields Bruckhaus Deringer serving as non-U.S. antitrust counsel. Goldman, Sachs & Co, is serving as financial advisor, Cadwalader, Wickersham & Taft LLP is serving as tax counsel and Jones Day is serving as legal counsel to P&G.

Fiscal Year 2015 Guidance

Coty today also provided updated fiscal year 2015 guidance. The company expects FY15 net revenue to be in line with the prior year on a like-for-like basis, and reiterates its prior guidance of FY15 adjusted earnings per diluted share of between $0.95 and $0.98, reflecting year-on-year growth between 17% and 21%. The earnings per share guidance includes the negative impact of foreign currency translation and the impact of the Bourjois acquisition.

Conference Call

Coty will host a conference call at 9:00 a.m (ET) today, July 9 to discuss this announcement. The dial-in number for the call is (855) 889-8783 in the U.S. or (720) 634-2929 internationally (conference passcode number: 77167654). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is (855) 859-2056 in the U.S. or (404) 537-3406 outside the U.S. (conference passcode number: 77167654).

| 3

Press Release

About Coty

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2014. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, DAVIDOFF, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty, please visit www.Coty.com.

Certain statements in this press release are forward-looking statements. These forward-looking statements reflect Coty’s current views with respect to the completion of the transaction with P&G. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “expect,” “should,” “would,” “could,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” “opportunity,” “potential,” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including inaccuracies in our assumptions in evaluating the transaction, difficulties in integrating the P&G Beauty Business into Coty and other difficulties in achieving the expected benefits of the transaction. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction with P&G include, but are not limited to: uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, including certain licensor consents; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability of Coty to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; the ability of Coty to promptly and effectively integrate the P&G Beauty Business and Coty; the effects of the business combination of Coty and the P&G Beauty Business, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and other periodic reports Coty has filed and may file with the Securities and Exchange Commission from time to time. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, Coty undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

| 4

Press Release

In connection with the proposed transaction, Coty and the P&G Beauty Business will file registration statements with the SEC registering shares of Coty common stock and common stock of the P&G Beauty Business. Coty’s registration statement will also include an information statement and prospectus of Coty relating to the proposed transaction. P&G shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and Coty shareholders are urged to read the information statement and any other relevant documents when they become available, because they will contain important information about Coty, the P&G Beauty Business and the proposed transaction. The documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Coty upon written request to Investor Relations, 350 Fifth Avenue, New York, New York 10118 or by calling 212-389-7300.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the above described transactions, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Coty
Investor Relations
Kevin Monaco, 212-389-6815

Media Relations
Jessica Baltera, 212-389-7584

| 5